Exhibit 99.1
Savers Value Village, Inc. Reports First Quarter Financial Results

Net sales increased 8.9%, driven by U.S. Comparable Store Sales Growth of 6.4% and New Store Contribution
Earnings in Line with Company Expectations
Company Re-Affirms Fiscal 2026 Outlook
Bellevue, WA - May 6, 2026 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended April 4, 2026 (the “first quarter”).
Highlights for the First Quarter; Comparisons are to the thirteen weeks ended March 29, 2025
•Total Company net sales increased 8.9% to $403.2 million; constant-currency net sales1 increased 6.9%; and comparable store sales increased 3.5%.
•For the United States (“U.S.”), net sales increased 11.2% and comparable store sales increased 6.4%.
•For Canada, net sales increased 6.7%; constant-currency net sales1 increased 2.0%; and comparable store sales decreased 0.6%. An earlier Easter negatively impacted Canadian comparable store sales by approximately 0.7%.
•The Company opened 3 new stores, ending the first quarter with 370 stores.
•Net loss was $5.3 million, or $0.03 per diluted share. Net loss margin was 1.3%.
•Adjusted net income1 was $2.5 million, or $0.02 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $44.5 million, a year-over-year increase for the second consecutive quarter, and Adjusted EBITDA margin1 was 11.0%.
•The Company repurchased 1.2 million shares during the first quarter at a weighted average price of $8.51 per share. There was $31.2 million remaining on the Company’s share repurchase authorization as of the end of the quarter.

Mark Walsh, Chief Executive Officer, stated “I am pleased that we delivered year-over-year adjusted EBITDA growth for the second consecutive quarter, with segment profit growth in both the U.S. and Canada. U.S. comparable store sales growth of 6.4% reflects strong demand for our value proposition across the consumer spectrum. We also made further progress on our strategic priorities, with new stores continuing to perform in line with our expectations, and advancements in our innovation agenda including targeted technology initiatives that enhance data-driven decision-making and execution.”
Michael Maher, Chief Financial Officer, stated “Our first quarter results demonstrate continued momentum and an inflection in our profitability. We have now opened 60 new stores over the last three years, which are delivering strong returns as they mature. As we continue to execute on our strategic priorities, we believe we are well positioned for long‑term profitable growth.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Stores Update
The following unaudited table summarizes the Company’s store count activity for the thirteen weeks ended April 4, 2026:

	U.S.	Canada	Australia	Total
January 3, 2026	179	170	18	367
New stores	3	0	0	3
Closures	0	0	0	0
April 4, 2026	182	170	18	370
Fiscal 2026 Outlook1
The Company’s outlook for the fifty-two weeks ending January 2, 2027 (“fiscal 2026”) remains unchanged from prior guidance, reflecting:

Net sales	$1.76 billion to $1.79 billion
Comparable store sales growth over fiscal 2025[2]	2.5% to 4.0%
Net income	$66 million to $78 million, or $0.41 to $0.48 per diluted share
Adjusted net income[3]	$73 million to $85 million, or $0.45 to $0.53 per diluted share
Adjusted EBITDA[3]	$260 million to $275 million
Capital expenditures	$125 million to $145 million
New store openings	Approximately 25

[1] The Company’s outlook for fiscal 2026 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.72 U.S. dollar (“USD”).
[2] The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, comparable store sales are calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.
[3] The Company has not presented a quantitative reconciliation of its forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it cannot predict certain elements that are reported under GAAP, such as (gain) loss on foreign currency, net, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

Conference Call Information
A conference call to discuss the first quarter financial results is scheduled for today, May 6, 2026, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 715 9871 (international callers, please dial +1 646 307 1963) approximately 10 minutes prior to the start of the call. Please reference Conference ID 3479599 when prompted. A live webcast of the conference call will be available in the investor relations section of the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available on our website until May 6, 2027. A telephone replay will be available until May 20, 2026. To access the telephone replay, dial +1 800 770 2030 (international callers, please dial +1 609 800 9909). The access code for the replay is 3479599#.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2026 and/or longer term outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in Venezuela, the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net loss and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.
The Company defines Adjusted net income as net loss excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by adjusted diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net loss excluding the impact of interest expense, net, income tax benefit, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended April 4, 2026, as compared to the thirteen weeks ended March 29, 2025, the USD was weaker relative to the CAD and the Australian dollar which resulted in a favorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended
	April 4, 2026		March 29, 2025
	Amount	% of Sales	Amount	% of Sales
Net sales	$403,195	100.0%	$370,145	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	183,149	45.4	168,503	45.5
Salaries, wages and benefits	86,385	21.4	84,802	22.9
Selling, general and administrative	98,453	24.4	87,079	23.6
Depreciation and amortization	22,755	5.7	19,358	5.2
Total operating expenses	390,742	96.9	359,742	97.2
Operating income	12,453	3.1	10,403	2.8
Other expense (income):
Interest expense, net	12,669	3.1	14,814	4.0
Loss (gain) on foreign currency, net	5,971	1.5	(1,631)	(0.4)
Loss on extinguishment of debt	—	—	2,718	0.7
Other expense, net	204	0.1	166	—
Other expense, net	18,844	4.7	16,067	4.3
Loss before income taxes	(6,391)	(1.6)	(5,664)	(1.5)
Income tax benefit	(1,128)	(0.3)	(941)	(0.2)
Net loss	$(5,263)	(1.3)%	$(4,723)	(1.3)%
Net loss per share, basic	$(0.03)		$(0.03)
Net loss per share, diluted	$(0.03)		$(0.03)
Basic weighted average shares outstanding	155,043		158,584
Diluted weighted average shares outstanding	155,043		158,584

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	April 4, 2026	January 3, 2026
Current assets:
Cash and cash equivalents	$61,609	$85,904
Trade receivables, net	17,599	17,094
Inventories	44,622	41,480
Prepaid expenses and other current assets	56,178	52,629
Total current assets	180,008	197,107
Property and equipment, net	343,391	338,995
Right-of-use lease assets	658,187	634,012
Goodwill	673,841	677,884
Intangible assets, net	152,324	153,589
Other assets	11,999	9,300
Total assets	$2,019,750	$2,010,887
Current liabilities:
Accounts payable and accrued liabilities	$73,332	$75,636
Accrued payroll and related taxes	59,943	71,295
Lease liabilities – current	88,486	89,586
Current portion of long-term debt	7,500	7,500
Total current liabilities	229,261	244,017
Long-term debt, net	706,775	708,215
Lease liabilities – non-current	604,020	575,962
Other liabilities	49,247	47,114
Total liabilities	1,589,303	1,575,308
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	704,160	695,443
Accumulated deficit	(289,035)	(273,250)
Accumulated other comprehensive income	15,322	13,386
Total stockholders’ equity	430,447	435,579
Total liabilities and stockholders’ equity	$2,019,750	$2,010,887

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirteen Weeks Ended
	April 4, 2026	March 29, 2025
Cash flows from operating activities:
Net loss	$(5,263)	$(4,723)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	7,931	11,536
Amortization of debt issuance costs and debt discount	552	1,420
Depreciation and amortization	22,755	19,358
Operating lease expense	38,256	34,029
Deferred income taxes, net	(319)	(3,589)
Loss on extinguishment of debt	—	2,718
Other items	6,539	(4,558)
Changes in operating assets and liabilities:
Trade receivables	(605)	(988)
Inventories	(3,401)	(4,715)
Prepaid expenses and other assets	(1,771)	(6,935)
Accounts payable and accrued liabilities	(1,198)	(10,328)
Accrued payroll and related taxes	(9,611)	(4,068)
Operating lease liabilities	(35,778)	(29,822)
Other liabilities	111	1,084
Net cash provided by operating activities	18,198	419
Cash flows from investing activities:
Purchases of property and equipment	(28,058)	(20,583)
Settlement of derivative instruments	(193)	1,183
Purchase of marketable securities	(337)	—
Proceeds from sale of marketable securities	291	—
Net cash used in investing activities	(28,297)	(19,400)
Cash flows from financing activities:
Principal payments on long-term debt	(1,875)	(44,500)
Prepayment premium on extinguishment of debt	—	(1,335)
Proceeds from stock option exercises	513	54
Repurchase of common stock, including excise tax	(10,325)	(11,842)
Shares withheld for taxes	(1,329)	(170)
Principal payments on finance lease liabilities	(1,268)	(700)
Net cash used in financing activities	(14,284)	(58,493)
Effect of exchange rate changes on cash and cash equivalents	88	526
Net change in cash and cash equivalents	(24,295)	(76,948)
Cash and cash equivalents at beginning of period	85,904	149,967
Cash and cash equivalents at end of period	$61,609	$73,019

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Loss Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net loss per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended
(in thousands, except per share data)	April 4, 2026	March 29, 2025
Numerator
Net loss	$(5,263)	$(4,723)
Denominator
Basic weighted average shares outstanding	155,043	158,584
Dilutive effect of employee stock options and awards	—	—
Diluted weighted average shares outstanding	155,043	158,584
Net loss per share
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	April 4, 2026	March 29, 2025	$ Change	% Change
Net sales:
U.S. Retail	$234,280	$210,765	$23,515	11.2%
Canada Retail	137,193	128,635	8,558	6.7%
Other	31,722	30,745	977	3.2%
Total net sales	$403,195	$370,145	$33,050	8.9%
Segment profit:
U.S. Retail	$42,744	$38,998	$3,746	9.6%
Canada Retail	$31,253	$25,316	$5,937	23.5%
Other	$5,845	$8,690	$(2,845)	(32.7)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on May 6, 2026, discussing the Company’s financial condition and results of operations for the first quarter.

The following unaudited table presents a reconciliation of GAAP net loss and net loss per diluted share to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended
(in thousands, except per share amounts)	April 4, 2026	March 29, 2025
Adjusted net income:
Net loss	$(5,263)	$(4,723)
Loss on extinguishment of debt (1)(2)	—	2,718
IPO-related stock-based compensation expense (1)(3)	3,833	8,879
Transaction costs (1)(4)	374	—
Foreign currency exchange rate impacts (1)(5)	5,794	(486)
Other adjustments (1)(6)	517	(327)
Tax effect on adjustments (7)	(2,929)	(2,664)
Excess tax shortfall from stock-based compensation	173	218
Adjusted net income	$2,499	$3,615

Adjusted net income per share, diluted (8):
Net loss per share, diluted	$(0.03)	$(0.03)
Loss on extinguishment of debt (1)(2)	—	0.02
IPO-related stock-based compensation expense (1)(3)	0.02	0.05
Transaction costs (1)(4)	—	—
Foreign currency exchange rate impacts (1)(5)	0.04	—
Other adjustments (1)(6)	—	—
Tax effect on adjustments (7)	(0.02)	(0.02)
Excess tax shortfall from stock-based compensation	—	—
Adjusted net income per share, diluted*	$0.02	$0.02
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effect of loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.
(6)The thirteen weeks ended April 4, 2026 includes store impairment charges. The thirteen weeks ended March 29, 2025 includes a change in the fair value of acquisition-related contingent consideration.
(7)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(8)For the thirteen weeks ended April 4, 2026 and the thirteen weeks ended March 29, 2025, Adjusted net income per diluted share includes 5.5 million and 5.6 million, respectively, of potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

The following unaudited table presents a reconciliation of GAAP net loss to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	April 4, 2026	March 29, 2025
Net loss	$(5,263)	$(4,723)
Interest expense, net	12,669	14,814
Income tax benefit	(1,128)	(941)
Depreciation and amortization	22,755	19,358
Loss on extinguishment of debt (1)	—	2,718
Stock-based compensation expense (2)	7,931	11,536
Lease intangible asset expense (3)	804	833
Transaction costs (4)	374	—
Foreign currency exchange rate impacts (5)	5,794	(486)
Other adjustments (6)	517	(327)
Adjusted EBITDA	$44,453	$42,782
Net loss margin	(1.3)%	(1.3)%
Adjusted EBITDA margin	11.0%	11.6%
(1)Removes the effect of loss on extinguishment of debt in relation to the partial redemption of our Senior Secured Notes on February 6, 2025.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents lease expense associated with acquired lease intangibles.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.
(6)The thirteen weeks ended April 4, 2026 includes store impairment charges. The thirteen weeks ended March 29, 2025 includes a change in the fair value of acquisition-related contingent consideration.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
April 4, 2026
U.S. Retail	$234,280	$—	$234,280	$23,515	11.2%
Canada Retail	137,193	(5,937)	131,256	2,621	2.0%
Other	31,722	(1,533)	30,189	(556)	(1.8)%
Total net sales	$403,195	$(7,470)	$395,725	$25,580	6.9%
March 29, 2025
U.S. Retail	$210,765	n/a	$210,765	n/a	n/a
Canada Retail	128,635	n/a	128,635	n/a	n/a
Other	30,745	n/a	30,745	n/a	n/a
Total net sales	$370,145	n/a	$370,145	n/a	n/a
n/a - not applicable

Supplemental Metrics
In addition to the financial and operational metrics set forth elsewhere in this press release, the Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended
	April 4, 2026	March 29, 2025
Pounds processed (lbs mm)	266	262
On-site donations and GreenDrop as a % of total pounds processed	75.9%	74.0%
Sales yield (1)	$1.47	$1.38
(1)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis. The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, sales yield is calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.